                         Exhibit 10.3

Pacific Gas and Electric Company	Helen A. Burt Senior Vice President and Chief Customer Officer Customer Care	77 Beale Street, Room 3129 San Francisco, CA 94105 Mailing Address Mail Code B32 Pacific Gas and Electric Company P.O. Box 770000 San Francisco, CA 94177 415.973.2001 Fax: 415.973.2313

February 22, 2012

Steven Malnight
Vice President, Customer Energy Solutions
Personnel Number:  XXXXX

Dear Steve:

Thank you for your dedication and many contributions to Pacific Gas and Electric Company (the "Company").  You are an asset to our team.  On behalf of the Company, I am pleased to offer you the following special retention incentive to encourage you to remain a Company employee through March 1, 2015.

The retention incentive consists of a lump sum payment in the amount of $ 400,000.  The Company agrees to make this payment, subject to applicable withholding taxes, on March 1, 2012, and provided you remain employed by the Company through March 1, 2015.

Should you decide to voluntarily resign from the Company before March 1, 2015, you will repay the Company this special retention incentive in its entirety ($400,000) upon your termination from the Company.

The following points clarify this offer.

1. Your eligibility for our Short-Term Incentive Plan and Long-Term Incentive Plan awards, as well as the status of those you have received to date, are not impacted by receipt of the payment.

2. Your participation in our benefit plans (e.g., retirement, medical, etc.) will continue to be based on the provisions of the applicable plans. The payment will not be eligible for any 401K match.

      3.   The provisions of this agreement do not change your "at will" employment status.

4. This agreement is confidential, and you agree not to disclose its terms or the payment in general to anyone other than your spouse and tax advisors.

Sincerely,

HELEN BURT

Helen A Burt
Senior Vice President and Chief Customer Officer

Please acknowledge your acceptance of this retention incentive and the terms of this letter by signing the original and returning it to me.  An additional copy of this letter is enclosed for your personal records.

STEVEN MALNIGHT                            2/24/12
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Steven Malnight                               Date